Exhibit 10.2
EXECUTION COPY
LETTER AMENDMENT NO. 1
Dated as of December 16, 2009

To	the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”) parties
to the Credit Agreement referred to
below and to Citibank, N.A., as
agent (the “Agent”) for the Lenders
Ladies and Gentlemen:
          We refer to the Credit Agreement dated as of March 28, 2009 (the “Credit Agreement”) among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.
          It is hereby agreed by you and us as follows:
          (a) Section 5.01(k)(A) is amended in full to read as follows:
     (A) within 10 days after such formation or acquisition (which in the case of an acquisition utilizing a tender offer made in connection with a merger agreement, shall be deemed to have occurred when the merger is consummated), cause each such Subsidiary, and cause each direct and indirect parent (other than the Borrower) of such Subsidiary (if it has not already done so), to duly execute and deliver to the Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Agent, guaranteeing the Guaranteed Obligations, and
          (b) Section 5.02(d) of the Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended by:
     (i) deleting the proviso in clause (i) thereof in full; and
     (ii) restating clause (B) of the proviso in clause (iii) thereof in full to read “if any Material Subsidiary is a party to such merger, the continuing or surviving Person shall be a Subsidiary of the Borrower, unless in accordance with Section 9.01 the Lenders shall have agreed to terminate and release the Guaranty of such Material Subsidiary effective as of the consummation of such merger.
          (c) Section 5.02(f) is amended in full to read as follows:
     (f) Change in Nature of Business. Enter, or permit any Subsidiary to enter, into any business, if after giving effect thereto, the business of the Borrower and its Subsidiaries, taken as a whole, would be substantially different from the business in which the Borrower and its Subsidiaries, taken as a whole, are presently engaged, provided, however, that the foregoing shall not preclude entry into or acquisition of any business for the manufacturing or distribution of goods (including without limitation machinery and equipment) where it is reasonable for the Borrower to assume that the core competencies of the Borrower and its Subsidiaries developed in the conduct of their existing business will add value to such new business.
          This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders. This Letter Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.
          The Borrower represents and warrants that (a) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct with the same effect as though made on and as of the date hereof except (i) to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties are true and correct as of such earlier date and (ii) the representations and warranties contained in subsections (i) and (ii) of Section 4.01(d) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (i) and (ii), respectively, of Section 5.01(a) of the Credit Agreement, before and after giving effect to this Amendment, and (b) no Default has occurred and is continuing.
          On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.
          The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.
          This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

          This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours, HILLENBRAND, INC.
By:	/s/ Mark R. Lanning
	Name:	Mark R. Lanning
	Title:	Vice President

Agreed as of the date first above written:

CITIBANK, N.A., as Agent and as Lender

By	/s/ Andrew Sidford Title: Vice President

JPMORGAN CHASE BANK, N.A.

By: Name:	/s/ Dana J. Moran Dana J. Moran
Title:	Vice President

BANK OF AMERICA, N.A.

By: Name:	/s/ W. Thomas Barnett W. Thomas Barnett
Title:	Senior Vice President

FIFTH THIRD BANK

By: Name:	/s/ David O’Neal David O’Neal
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By: Name:	/s/ C. Joseph Richardson C. Joseph Richardson
Title:	Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Michael P. Dickman Michael P. Dickman
Title:	Vice President

REGIONS BANK

By: Name:	/s/ Eric Harvey Eric Harvey
Title:	Vice President

RBS CITIZENS, N.A.

By: Name:	/s/ André A. Nazareth André A. Nazareth
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY

By: Name:	/s/ Phillip McCaulay Phillip McCaulay
Title:	Vice President

WILLIAM STREET LLC

By: Name:	/s/ Mark Walton Mark Walton
Title:	Authorized Signatory

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